United States

Securities and Exchange Commission
Washington, D.C. 20579

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 9, 2015

Littelfuse, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20388	36-3795742
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 W. Higgins Road, Suite 500, Chicago, IL 60631

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (773) 628-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The information in this Form 8-K is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

On November 9, 2015, Littelfuse, Inc. (the “Company”) issued a press release announcing it has entered into a definitive agreement to acquire the circuit protection business of TE Connectivity Ltd. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by reference to this Item 8.01 as if fully set forth herein.

In addition, on November 9, 2015, the Company hosted a conference call for investors to announce that the Company has entered into the definitive agreement. A copy of the management presentation is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference to this Item 8.01 as if fully set forth herein.

The press release and management presentation attached to this Form 8-K include forward-looking statements that are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include but are not limited to comments with respect to the objectives and strategies, financial condition, results of operations and business of the Company. These forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, and the risk that predictions and other forward-looking statements will not be achieved. The Company cautions you not to place undue reliance on these forward-looking statements as a number of important factors could cause actual future results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements.

A copy of each of the press release and management presentation is also posted on the Company’s website.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

The following exhibits are furnished with this Form 8-K:

99.1	Press Release, dated November 9, 2015.

99.2	Management Presentation, dated November 9, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Littelfuse, Inc.

Date: November 9, 2015	By: /s/ Philip G. Franklin
Philip G. Franklin Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press release, dated November 9, 2015.

99.2	Management Presentation, dated November 9, 2015.